Arcturus Therapeutics Announces Strategic Collaboration with Thermo Fisher Scientific to Advance ARCT-032 for Cystic Fibrosis

Strategic manufacturing agreement includes Phase 3 clinical supply and commercial manufacturing rights

SAN DIEGO, Calif. --(BUSINESS WIRE)--July 2, 2026--Arcturus Therapeutics Holdings Inc. (“Arcturus”, Nasdaq: ARCT), a messenger RNA medicines company focused on the development of liver and respiratory rare disease therapeutics, today announced a strategic collaboration with Thermo Fisher Scientific, the world leader in serving science, to help support the Phase 3 development and potential commercialization of ARCT-032, Arcturus’ investigational mRNA therapy for Cystic Fibrosis.

The collaboration will leverage Thermo Fisher's Accelerator™ Drug Development solutions, combining manufacturing and clinical research capabilities to support Phase 3 development through potential commercialization. Thermo Fisher will provide integrated manufacturing, clinical research, and commercial readiness services to help accelerate development of ARCT-032 while Arcturus continues to advance the program.

“We are pleased to collaborate with Thermo Fisher to utilize its impressive CDMO capabilities, global infrastructure, and proven ability to support complex mRNA programs from Phase 3 through potential commercialization,” said Joseph Payne, President and Chief Executive Officer of Arcturus Therapeutics. “Their capabilities are aligned with Arcturus’ goal of efficiently advancing our cystic fibrosis program into Phase 3 and preparing for potential commercial supply.”

“Biotechnology innovators increasingly seek strategic collaborators that can support complex development programs across clinical and commercial stages,” said Mike Shafer, Executive Vice President and President, Biopharma Services, Thermo Fisher Scientific. “Through Accelerator™ Drug Development, Thermo Fisher brings together manufacturing, clinical research, and commercialization expertise to help customers simplify development, reduce operational complexity, and accelerate the delivery of innovative therapies to patients. Our collaboration with Arcturus demonstrates the value of this integrated model.”

Under the agreement, Thermo Fisher will provide Phase 3 manufacturing, clinical research, and related services. If Phase 2 yields positive results, Arcturus expects to conduct its Phase 3 program through Thermo Fisher's PPD™ clinical research business. Subject to regulatory approval of ARCT-032, Thermo Fisher will receive exclusive commercial manufacturing rights under a separate commercial agreement.

About Arcturus

Founded in 2013 and based in San Diego, California, Arcturus Therapeutics Holdings Inc. (Nasdaq: ARCT) is a messenger RNA medicines company focused on the development of liver and respiratory rare disease therapeutics with enabling technologies: (i) LUNAR® lipid-mediated delivery, (ii) STARR® mRNA technology (sa-mRNA) and (iii) mRNA drug substance along with drug product manufacturing expertise. Arcturus developed KOSTAIVE®, the first self-amplifying messenger RNA (sa-mRNA) COVID vaccine in the world to be approved. Arcturus has an ongoing global collaboration with CSL Seqirus, U.S. BARDA for pandemic flu and a joint venture in Japan, ARCALIS, focused on the manufacture of mRNA vaccines and therapeutics. Arcturus’ pipeline includes RNA therapeutic candidates to potentially treat cystic fibrosis (CF) and ornithine transcarbamylase (OTC) deficiency along with its partnered mRNA vaccine programs for SARS-CoV-2 (COVID-19) and influenza. Arcturus’ versatile RNA therapeutics platforms can be applied toward multiple types of nucleic acid medicines including messenger RNA, small interfering RNA (siRNA), circular RNA, antisense RNA, self-amplifying RNA, DNA, and gene editing therapeutics. Arcturus' technologies are covered by its extensive patent portfolio (over 500 patents and patent applications in the U.S., Europe, Japan, China, and other countries). For more information, visit www.ArcturusRx.com. Please connect with us on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, are forward-looking statements, including those regarding strategy, future operations, likelihood of continuation of and positive results of the ongoing Phase 2 clinical of ARCT-032, the likelihood, timing of and ability to initiate a Phase 3 of ARCT-032, commercialization potential of ARCT-032, the likelihood of successful collaboration with Thermo Fisher on the strategic collaboration, the likelihood that the Company and Thermo Fisher will be able to agree upon ancillary agreements related to the collaboration, including commercial supply terms, likelihood of regulatory approval of ARCT-032, the potential commercial supply of ARCT-032, and the impact of general business and economic conditions. Arcturus may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements, including those discussed under the heading “Risk Factors” in Arcturus’ most recent Annual Report on Form 10-K, and in subsequent filings with, or submissions to, the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Except as otherwise required by law, Arcturus disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Contacts

Arcturus Therapeutics
Public Relations & Investor Relations
Neda Safarzadeh
VP, Head of IR/PR/Marketing
(858) 900-2682
IR@ArcturusRx.com